EX-35.1
(logo) Taylor, Bean & Whitaker
       Mortgage Corp.

315 N.E. 14th Street
Ocala, Florida 34470
Bus. (352) 351-1109
Fax (352) 867-1190

February 26, 2008

To: Wells Fargo Bank, N.A.
    9062 Old Annapolis Road
    Columbia, Maryland 21045
    Attn: Corporate Trust Services (TBW 2007-1)

    UBS Real Estate Securities, Inc.
    1285 Avenue of the Americas
    New York, New York 10019
    Attn: Ms. Eileen Lindblom (TBW 2007-1)

    UBS Real Estate Securities, Inc.
    1285 Avenue of the Americas
    New York, New York 10019
    Attn: General Counsel (TBW 2007-1)

    Mortgage Asset Securitization Transactions, Inc.
    1285 Avenue of the Americas
    New York, New York 10019
    Attn: General Counsel (TBW 2007-1)


Re: Annual Officer's Certificate delivered pursuant to Section 33.04 of that certain Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2007 (the "Agreement"), by and between Taylor, Bean & Whitaker Mortgage Corp. as seller and servicer ("Servicer") and UBS Real Estate Securities, Inc. as Purchaser relating to the issuance of TBW
    Mortgage-Backed Pass-Through Certificates, Series 2007-1

Paul R. Allen, the undersigned duly authorized Chief Executive Officer of the Servicer, does hereby certify the following for the calendar year ending on December 31, 2007:

1. A review of the activities of the Servicer during the preceding calendar year (or a portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), except for the following: Collection efforts were not documented in accordance with the requirements established by the transaction agreements for one of forty-five loans tested. The Servicer began utilizing an automated collection call system in August 2007 for all loans six to sixty days delinquent. Effective September 2007, the automated collection calls are systematically documented within the individual loan collection notes.

3. I have specifically identified to the Purchaser, Master Servicer, and the Depositor each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.


[Signature Continued on Next Page]


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Certified By:
Taylor, Bean & Whitaker Mortgage Corp.

/s/ Paul R. Allen
Name: Paul R. Allen
Title: Chief Executive Officer